Exhibit 99.11

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, DC 20429

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

MAYFLOWER CO-OPERATIVE BANK

(Exact Name of Bank as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

I.R.S. Employer Identification No. 04-1618600

FDIC Certificate No. 26553

30 South Main Street, Middleboro, Massachusetts 02346

(Address of Principal Executive Offices)

Bank’s Telephone Number

(508) 947-4343

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 21, 2006, Mayflower Co-operative Bank (the “Bank”) issued a press release announcing that its stockholders have approved a Plan of Reorganization and Acquisition under which the Bank will reorganize itself into a holding company structure. The Plan is now subject only to regulatory approval. For more information, reference is made to the Bank’s press release dated September 21, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed herewith:

Exhibit 99.1	Press Release dated September 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAYFLOWER CO-OPERATIVE BANK

Date: September 21, 2006	By:	/s/ Maria Vafiades
Maria Vafiades
Vice President and Chief Financial Officer

PRESS RELEASE

For Release: Immediate	For More Information Contact: Maria Vafiades (508)947-4343

MAYFLOWER BANK ANNOUNCES STOCKHOLDER APPROVAL

OF PLAN TO REORGANIZE INTO HOLDING COMPANY STRUCTURE

MIDDLEBORO, MA, September 21, 2006 — Mayflower Co-operative Bank (Nasdaq: MFLR) announced today that its stockholders have approved a Plan of Reorganization and Acquisition (the “Plan”) under which the Bank will reorganize itself into a holding company structure.

The Bank’s Board of Directors had previously recommended the formation of a holding company as a means by which the Bank could raise capital, provide the Bank with greater flexibility in structuring possible acquisitions, and allow greater diversification of its activities.

In connection with the Plan, Mayflower Bank will form a new Massachusetts holding company that will exchange shares of its common stock for shares of Mayflower Bank’s common stock on a one-for-one basis. The Plan is now subject only to regulatory approval.

Commenting upon stockholder approval of the Plan to Reorganize, President and CEO Edward M. Pratt said, “We are especially pleased to make this announcement, as we believe the advantages of a holding company structure will benefit all Mayflower stockholders and serve to enhance the long-term value of their investment in the Bank.”

During the reorganization, the business of Mayflower Bank will continue normally and without interruption. The reorganization will have no affect whatsoever on existing deposit accounts and loans. All accounts will remain insured up to applicable limits by the Federal Deposit Insurance Corporation (FDIC).

Mayflower Co-operative Bank is a Massachusetts state chartered co-operative bank specializing in residential and commercial lending and traditional banking and deposit services. The Bank currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester and Wareham, Massachusetts. All of the Bank’s deposits are insured by the Federal Deposit Insurance Corporation (FDIC) and by the Share Insurance Fund (SIF) of Massachusetts.

This press release may contain certain forward-looking statements, which are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Bank’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, pricing, products and services.